Exhibit 99.1

Certification of Chief Executive Officer and Chief Financial Officer

CERTIFICATION OF PERIODIC FINANCIAL REPORT

James C. Holly and Kenneth R. Taylor hereby certify as follows:

1.	They are the Chief Executive Officer and Chief Financial Officer, respectively, of Sierra Bancorp.

2.	The Form 10-Q of Sierra Bancorp for the Quarter Ended March 31, 2003 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sierra Bancorp.

May 13, 2003	/s/ James C. Holly
Date	James C. Holly President & Chief Executive Officer

May 13, 2003	/s/ Kenneth R. Taylor
Date	Kenneth R. Taylor Senior Vice President & Chief Financial Officer

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